Exhibit 1.01

Badger Meter, Inc.
Conflict Minerals Report
For the Reporting Period from January 1, 2018 to December 31, 2018

This report for the period from January 1, 2018 to December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the Rule). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (SEC) registrants whose manufactured products contain certain minerals which are necessary to the functionality or production of their products.
If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (Subject Minerals), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (RCOI) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (Covered Countries) or are from recycled or scrap sources.
If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.
In accordance with the Organisation for Economic Co-operation and Development (OECD) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the Guidance) and the Rule, this report is available on our website at https://www.badgermeter.com/supply-chain/.
Consistent with the provisions of the Rule, the SEC's Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014, the SEC's Order Issuing Stay, dated May 2, 2014, and the SEC's Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party.
1. Company Overview
This report has been prepared by the management of Badger Meter, Inc. (herein referred to as Badger Meter, the Company, we, us or our). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated.

Badger Meter is an innovator in flow measurement, control and communications solutions, serving water utilities, municipalities and commercial and industrial customers worldwide.  Our products measure water, oil, chemicals and other fluids, and are known for accuracy, long-lasting durability and for providing valuable and timely measurement data through various methods.  Our product lines fall into two categories: sales of water meters, radios and related technologies to municipal water utilities (municipal water) and sales of meters, valves and other products for industrial applications in water, wastewater and other industries (flow instrumentation).  We estimate that over 85% of our products are used in water-related applications.
Supply Chain
Because Badger Meter does not deal directly with mineral processors like smelters and refiners, we rely on our direct suppliers to provide origin information on all applicable minerals contained in components or materials supplied to us.  We also request that our suppliers advise Badger Meter of any sources of conflict minerals that are supplied to them from their suppliers.
2. Reasonable Country of Origin Inquiry
In order to determine the origin of the Subject Minerals used in the manufacture of our products, Badger Meter conducted a RCOI in good faith.  To complete the RCOI, Badger Meter surveyed its suppliers using the Responsible Minerals Initiative (RMI)'s Conflict Minerals Reporting Template (further described in Section 3 below).
It is not practical to survey the entirety of our supplier base; therefore, we restricted our survey to suppliers providing products containing Subject Minerals. We then prioritized our list of suppliers by spending and administered the surveys.  The goal was to capture information from the suppliers representing the majority of Badger Meter's purchases of these products.
Survey Responses
As part of our RCOI, Badger Meter surveyed 755 direct suppliers.  We received responses from 63% of the suppliers surveyed (which represents 87% of our overall purchases). We reviewed these responses to ensure each response was complete and consistent with the reported data and followed up with suppliers whose responses did not meet these criteria to obtain more accurate responses.
A majority of the responses received were provided at a company level, many of which did not specify the smelters or refiners used for components supplied to Badger Meter.  For responses that did not specify smelters or refiners, Badger Meter contacted the corresponding suppliers to request complete information.
Among the supplier responses we received that we determined contained complete, valid information, we received the following information:
•
Approximately 73% of supplier responses indicated that, to the best of such supplier's knowledge, the Subject Minerals in the components and materials that it supplied to Badger Meter in 2018 did not originate from a Covered Country; and

•
Approximately 27% of supplier responses indicated that, to the best of such supplier's knowledge, the Subject Minerals in the components and materials that it supplied to Badger Meter in 2018 may have originated in a Covered Country.

Based on the results above, Badger Meter determined that it had reason to believe that, during 2018, Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country and may not be from recycled or scrap sources.  Badger Meter conducted its RCOI in good faith, and it believes that such inquiry was reasonable to allow it to make the determination.  Accordingly, Badger Meter proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals (further described in Section 3 below).
3. Due Diligence Process
Our due diligence measures have been designed to conform to the framework provided in the Guidance.
3.1	Establish Strong Company Management Systems
Conflict Minerals Policy
We have adopted the following conflict minerals policy:
Badger Meter is committed to working with our global supply chain to ensure compliance with the SEC's conflict minerals rules. We have established a conflict minerals compliance program that is designed to follow the framework established by the OECD. Our enterprise is fully engaged in implementing that program.
Our standard purchase order terms and conditions, used with suppliers, have been updated to include conflict mineral due diligence and reporting requirements. Any direct sourcing by Badger Meter of tin, tungsten, tantalum and gold will not be intentionally sourced from conflict sources. As we become aware of instances where minerals in our supply chain potentially finance armed groups, as discussed in the Rule, we will work with our suppliers to find alternate conflict-free sources.
We are committed to promoting economic development in Africa through responsible commercial engagement, driving employee awareness, as well as through our corporate citizenship activities.
Management Team
Badger Meter has designated its Import/Export, Purchasing, and Cost Accounting departments as the departments responsible for overseeing our conflict minerals due diligence efforts.  The Import/Export department is responsible for reporting on due diligence efforts to Badger Meter's senior management, as well as coordinating due diligence efforts with Badger Meter's suppliers and third-party consultants.
Supply Chain Controls
As discussed above, Badger Meter does not deal directly with the smelters and refiners in our supply chain.  Instead, we rely on the information provided to us by our direct suppliers, as well as third-party verification programs like the RMI's Responsible Minerals Assurance Process, to identify and verify the smelters and refiners in our supply chain.
Engagement with Suppliers
Badger Meter continually strives to make conflict minerals compliance an integral part of its relationships with its direct suppliers.  Through a third party, we communicate our expectations regarding conflict minerals compliance to our direct suppliers on an annual basis, and undertake multiple rounds of engagement with suppliers who are unable or unwilling to meet the requirements of our conflict minerals policy.  Additionally, as part of our current sourcing processes, we conduct a review of a new supplier's conflict mineral due diligence practices prior to sourcing material from them.
Grievance Mechanisms
Any individual or company that has a reasonable suspicion that conflict minerals are present in Badger Meter's supply chain should alert Badger Meter or our third-party conflict mineral management team of the specifics regarding the suspicion. Badger Meter will perform due diligence on any reasonable inquiries, and will address any conflict minerals that are identified with the offending supplier.
3.2	Identify and Assess Risk in the Supply Chain
To identify and assess the risk in our supply chain, Badger Meter contracted with a third-party company to manage our conflict mineral survey process. The third-party contractor was responsible for contacting suppliers, collecting responses and reviewing the responses for completeness, inconsistencies, errors and applicability.  In performing its survey, the contractor used the RMI's Conflict Minerals Reporting Template, which was developed to facilitate disclosure and communication of information regarding refiners and smelters that provide material to a company's supply chain.
After determining the full list of smelters and refiners (as reported by our suppliers) involved in processing the minerals used in materials and components supplied to Badger Meter, we cross-checked those smelters and refiners against lists published by various third-party audit programs, such as the RMI's Responsible Minerals Assurance Process, as well as the U.S. Department of Commerce's list of all known mineral processing facilities worldwide, published in September 2014.  Based on these cross-checks, we were able to determine the relative level of risk with respect to conflict minerals within our supply chain.
3.3	Design and Implement a Strategy to Respond to Risks
After identifying the relative level of risk within our supply chain, we designed and implemented a strategy to respond to those risks.
In the event that we could not verify that a particular smelter or refiner was conflict-free based on third-party audit programs, we (1) engaged with the smelter or refiner, either directly or through our supplier, to determine the status of its efforts to become verified as conflict-free and (2) directed our suppliers to ensure that all smelters and refiners in their supply chains are either verified as conflict-free or publicly committed to becoming so.  Suppliers and smelters or refiners who refuse to move toward conflict-free status run the risk of being removed from our supply chain.

3.4	Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
As discussed above, Badger Meter does not have a direct relationship with the smelters and refiners in its supply chain and does not perform or direct audits of those entities.  Instead, Badger Meter supports third-party audits through engagement with its direct suppliers and makes use of the resources provided by third-party audit programs like the RMI's Responsible Minerals Assurance Process.
3.5	Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to Badger Meter's specialized disclosure report on Form SD and is available on our website at https://www.badgermeter.com/supply-chain/.
4. Due Diligence Results
As a result of the due diligence measures described above, Badger Meter believes that, to the best of its knowledge, the smelters and refiners listed in Annex I to this report may have processed the Subject Minerals in products manufactured by Badger Meter.  Because a majority of the responses received were provided at a company level, we are unable to associate specific smelters or refiners with specific components supplied to—and therefore specific products manufactured by—Badger Meter.
Badger Meter does not have sufficient information to conclusively determine the countries of origin of the Subject Minerals used in its products.  However, based on the information provided by the suppliers, smelters and refiners in Badger Meter's supply chain, as well as other publicly available sources of information, Badger Meter believes that the countries of origin of its Subject Minerals include the countries listed in Annex II to this report.  Badger Meter also believes that some of the Subject Minerals in its products may have come from scrap or recycled sources.
Of the 452 smelters and refiners identified for calendar year 2018, 258 were verified as conformant under the Responsible Minerals Assurance Process, while 194 have not been verified as conformant under the Responsible Minerals Assurance Process.  However, based on information received from the suppliers, smelters and refiners in its supply chain, Badger Meter has no reason to believe any of the smelters and refiners not verified as conformant with the Responsible Minerals Assurance Process have sourced Subject Minerals that directly or indirectly finance or benefit armed groups.
5. Steps Taken to Mitigate Risk
Since the end of the period covered in our most recent Conflict Minerals Report, which was filed with the SEC on May 30, 2018, we have implemented the following continuous processes to improve our due diligence and mitigate the risk of conflict minerals entering our supply chain:
•
Continued working with suppliers to help them understand Badger Meter's expectations regarding due diligence over the Subject Minerals in our supply chain, including our suppliers' due diligence over their own supply chains;

•	Communicated our expectation to our suppliers that they transition their supply chain toward smelters and refiners verified as conformant by the RMI's Responsible Minerals Assurance Process;
•
For suppliers who cannot immediately transition to a conflict-free supply chain, requested that those suppliers develop, communicate, and implement a plan to source from conflict-free smelters and refiners in the future; and

•	Engaged with industry programs to encourage the adoption and improvement of relevant tools and standards.
In addition, we are considering contacting smelters and refiners identified in our due diligence that have not been verified by RMI as conformant with the Responsible Minerals Assurance Process with the goal of improving our supply chain and decreasing the potential for conflict material to enter our supply chain.
6. Forward-Looking Statements
Certain statements contained in this Conflict Minerals Report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "think," "should," "could" and "objective" or similar expressions are intended to identify forward-looking statements. All such forward-looking statements are based on our then-current views and assumptions and involve risks and uncertainties. Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward looking statements include, among other things, our suppliers' willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers' use of conflict-free smelters and refiners, the impact of industry-wide initiatives like the Responsible Minerals Assurance Process, smelters' and refiners' willingness and ability to comply with the Responsible Minerals Assurance Process, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance.  All of these factors are beyond our control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements contained in this Conflict Minerals Report and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made in this document are made only as of the date of this document and we assume no obligation, and disclaim any obligation, to update any such forward-looking statements to reflect subsequent events or circumstances.

Annex I
List of Smelters and Refiners
Mineral	Smelter or Refiner Name	Location
Gold	8853 S.p.A.	Italy
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	AURA-II	United States
Gold	Aurubis AG	Germany
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy

Gold	China GoldDeal Investment Co., Ltd.	China
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	DaeryongENC	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DS PRETECH Co., Ltd.	South Korea
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Feinhütte Halsbrücke GmbH	Germany
Gold	Fujairah Gold FZE	United Arab Emirates
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	GUANGDONG HUA JIAN TRADE DO.,LTD	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guangdong macro jin precious metal smelting	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	South Korea
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co., Ltd.	South Korea
Gold	Kosak Seiren	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	South Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States
Gold	Qiankun Gold and Silver Refnery Share Company Limited	China
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	South Korea
Gold	Samwon Metals Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Gold	Shandong Hengbang Smelter Co.,ltd	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Shangdong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold	Shenzhen Kuril company	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiTech	South Korea
Gold	Super Dragon Technology Co., Ltd	China
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	WAM Technologies Taiwan Co.,Ltd.	Taiwan
Gold	Western Australian Mint (T/a The Perth Mint)	Australia

Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Wuzhong Group	China
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhaoyuan Li Fu Industrial	China
Gold	ZHAOYUAN LIFUSHIYE Co., Ltd	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co.,LTD	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	ZHONGSHAN POISON MATERIAL PROPRIETARY CO., LTD	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany

Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Plansee	Austria
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	QuantumClean	United States
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex Metals	United States
Tantalum	Tranzact Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group	China
Tin	Alpha	United States
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Brinkmann Chemie AG	Germany
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam

Tin	Dingnan Jiawang environmental Tin technology Co.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO	China
Tin	Dongguan Qiandao Metal Tin Product Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Fuji Metal Mining Corp.	Japan
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	GEJIU YE LIAN CHANG	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gold Bell Group	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hunan Xianghualing tin	China
Tin	Jan Janq	Taiwan
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China

Tin	Jiangxi Nanshan	China
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	China
Tin	JU TAI INDUSTRIAL CO.,LTD.	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Chimique	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia

Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Tin	shen zhen qi xiang da hua gong gong si	China
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	China
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	China
Tin	Taiwan high-tech Co., Ltd.	Taiwan
Tin	Taiwan qinggao qiye you xian gong si	Taiwan
Tin	Taiwan's lofty Enterprises Ltd.	Taiwan
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thaisarco	Thailand
Tin	Tianshui ling bo technology co., Ltd	China

Tin	Tin Technology & Refining	United States
Tin	TOP-TEAM TECHNOLOGY (SHENZHEN) LIMITED	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	Wang Yu Manufacturing Co. Ltd.	China
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	China
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin	Yao Zhang	China
Tin	YH(Yunnan)	China
Tin	Yifeng Tin	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Zhuhai Quanjia	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HC Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cement Carbide	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China

Annex II
List of Countries of Origin for Subject Minerals
Andorra
Australia
Austria
Belgium
Bolivia
Brazil
Canada
Chile
China
Czech Republic
Estonia
France
Germany
India
Indonesia
Italy
Japan
Kazakhstan
Kyrgyzstan
Lithuania
Macedonia
Malaysia
Mexico
Myanmar
Netherlands

New Zealand
Peru
Philippines
Poland
Russian Federation
Rwanda
Saudi Arabia
Singapore
South Africa
South Korea
Spain
Sudan
Sweden
Switzerland
Taiwan
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe